UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-8456807 (I.R.S. Employer I.D. No.)
777 Main Street, Suite 1400
Fort Worth, Texas 76102
(Address of principal executive offices and zip code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Units representing limited partner interests	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-142847.
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common units representing limited partner interests in Encore Energy Partners LP (the “Registrant”) is set forth under the captions “Prospectus Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-142847), initially filed with the Securities and Exchange Commission on May 11, 2007. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit
Number	Description
1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-142847), initially filed with the Securities and Exchange Commission on May 11, 2007 (incorporated herein by reference).
2.	Certificate of Limited Partnership of Encore Energy Partners LP (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1).
3.	Second Amended and Restated Agreement of Limited Partnership of Encore Energy Partners LP (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1).
4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENCORE ENERGY PARTNERS LP
	By:	Encore Energy Partners GP LLC,
Its General Partner

Date: August 27, 2007	By:	/s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Description
1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-142847), initially filed with the Securities and Exchange Commission on May 11, 2007 (incorporated herein by reference).
2.	Certificate of Limited Partnership of Encore Energy Partners LP (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1).
3.	Second Amended and Restated Agreement of Limited Partnership of Encore Energy Partners LP (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1).
4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1).